UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 14, 2015
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Patrick S. McClymont as Chief Financial Officer
On December 17, 2015, Sotheby’s (the “Company”) announced that, effective December 31, 2015, Patrick S. McClymont will resign his position as Executive Vice President and Chief Financial Officer of the Company. He will remain with the Company until January 31, 2016 to help transition responsibilities.
Mr. McClymont has entered into a transition agreement with the Company. Upon his scheduled departure from the Company and subject to his delivery of a general release, Mr. McClymont will receive $3,750,000 in cash severance and will be entitled to continued vesting of his 26,261 performance share units and 14,517 restricted stock units. In addition, Mr. McClymont will be entitled to the cash portion of his 2015 incentive bonus.
Appointment of Dennis M. Weibling as Interim Chief Financial Officer
In connection with the departure of Mr. McClymont, the Company announced that effective January 1, 2016, Dennis M. Weibling will become Interim Chief Financial Officer of the Company while the Company conducts a search for a permanent Chief Financial Officer. Mr. Weibling, a member of the Board of Directors of the Company since 2006, is currently Chair of the Board’s Audit Committee. In connection with his interim appointment, Mr. Weibling will step down from the Audit and Compensation Committees. Jessica M. Bibliowicz, a member of the Audit Committee, will become Chair of the Audit Committee.
Mr. Weibling, 64, has served as the Managing Director of Rally Capital, LLC, a private equity fund, since 2004. From 2006 to 2014, Mr. Weibling served as a board member and Chairman of Telesphere Networks Ltd. From October 1993 to December 2001, he served as President of Eagle River, Inc. and then as Vice Chairman of Eagle River Investments until November 2003, both being ventures of Craig McCaw. He is also a trustee of the trusts created by the estate of Keith W. McCaw. Beginning in 1995, Mr. Weibling served as a director of Nextel Partners, Inc. and Nextel Communications, Inc. until their respective mergers with Sprint Corporation in 2005 and 2006. Mr. Weibling currently serves as a member of the Seattle Pacific University Foundation and serves on the boards of several private companies. Mr. Weibling has no family relationship to any director or executive officer of the Company.
For his services as Interim Chief Financial Officer, Mr. Weibling will receive a restricted stock unit award valued at $450,000. Units with a grant date value of $150,000 will vest each month of the first three months, or portion thereof, that Mr. Weibling serves as Interim Chief Financial Officer. Any vested units will be paid out in shares of the Company’s common stock in three equal annual installments commencing on March 5, 2020. Units that have not vested at the end of Mr. Weibling’s service as Interim Chief Financial Officer will be forfeited. Mr. Weibling will not receive any other compensation for his service as Interim Chief Financial Officer.
A copy of the press release, dated December 17, 2015 announcing Mr. McClymont’s resignation and Mr. Weibling’s interim appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
99.1    Press Release of Sotheby’s released on December 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Controller and Chief Accounting Officer

Date:	December 17, 2015

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